PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated October 1, 2024)	Registration No. 333-278977

Nano Labs Ltd

6,521,737 Class A Ordinary Shares

This Prospectus Supplement No. 1 is being filed to update and supplement the information contained in the prospectus dated October 1, 2024 (as supplemented from time to time, the “Prospectus”) that forms a part of our Registration Statement on Form F-1, as amended and supplemented (File No. 333-278977) (the “Registration Statement”) with the information contained in ten Current Reports on Form 6-K, each filed with the Securities and Exchange Commission (“SEC”) on October 2, 2024, October 11, 2024, October 23, 2024, October 28, 2024, November 12, 2024, November 18, 2024, November 19, 2024, November 20, 2024, November 21, 2024 and November 22, 2024, respectively. Accordingly, we have attached these ten Current Reports to this Prospectus Supplement No. 1.

The Prospectus and this Prospectus Supplement No. 1 relate to the proposed resale or other disposition of 6,521,737 Class A ordinary shares issuable upon the exercise of warrants, or the Warrants, by the selling shareholders identified in the Prospectus. The selling shareholders acquired the Warrants from us pursuant to certain securities purchase agreement, dated as of April 11, 2024, by and among us and the purchasers named therein, or the Securities Purchase Agreement, in a private placement offering, or the Private Placement. We are not selling any Class A ordinary shares under the Prospectus and will not receive any of the proceeds from the sale or other disposition of Class A ordinary shares by the selling shareholders. However, we will receive proceeds from the exercise, if ever exercised, of the Warrants. The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the ordinary shares described in the Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of Class A ordinary shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 132 of the Prospectus for more information about how the selling shareholders may sell or dispose of their Class A ordinary shares.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A ordinary shares. If the market price of our Class A ordinary shares is less than the exercise price of the Warrants, meaning the Warrants are “out of the money,” we believe the holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. The amount of cash we would receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

This Prospectus Supplement No. 1 updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement No. 1, you should rely on the information in this Prospectus Supplement No. 1.

Our Class A ordinary shares are listed on the NASDAQ Global Market under the symbol “NA.” The closing price for our Class A ordinary shares on November 22, 2024 was US$8.26 per Class A ordinary share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of the Prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 26, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2024

 Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibits 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: October 2, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

3

Exhibit 99.1

Mr. Kong, Nano Labs’ Chairman and CEO, Increased His Shareholding in the Company

HANGZHOU, China, October 1, 2024 (GLOBE NEWSWIRE) -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, announced today that Mr. Jianping Kong, the Company’s chairman and chief executive officer, informed the Company that he purchased 1,107,935 Class A ordinary shares of the Company in open-market transactions with his personal funds in September, 2024, which is the second time that Mr. Kong increased his shareholding in the Company in 2024. Such transactions complied with the Company’s internal trading policy as well as relevant laws and regulations. Mr. Kong is optimistic about the Company’s future prospects in the long term and does not rule out the possibility of continuing to increase his shareholding in Nano Labs in the future.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2024

 Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: October 11, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release: Nano Labs Resolves Nasdaq Minimum Market Value of Publicly Held Shares Deficiency

3

Exhibit 99.1

Nano Labs Resolves Nasdaq Minimum Market Value of Publicly Held Shares Deficiency

HANGZHOU, China, October 11, 2024 /PRNewswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, announced today that it received a written notice from the Listing Qualifications Staff of Nasdaq on October 10, 2024, notifying the Company that it has regained compliance with the minimum market value of publicly held shares (“MVPHS”) requirement under Nasdaq Listing Rule 5450(b)(2)(C) (the “Rule”).

The Company was previously notified by Nasdaq on July 11, 2024 that it was not in compliance with the MVPHS requirement because its ordinary share had failed to maintain a MVPHS of $15,000,000 over the previous 30 consecutive trading days as required by the Nasdaq Global Market under the Rule. In order to regain compliance with the Rule, the Company was required to maintain a minimum MVPHS of $15,000,000 or more for at least 10 consecutive trading days. The staffs of Nasdaq Listing Qualifications Department of the Nasdaq Stock Market determined that the requirement was met on October 9, 2024.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2024

 Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: October 23, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release: Nano Labs Announces Results of Annual General Meeting of Shareholders

3

Exhibit 99.1

Nano Labs Announces Results of Annual General Meeting of Shareholders

HANGZHOU, China, October 23, 2024 /Globe Newswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced the results of the Company’s Annual General Meeting (“AGM”) held at 10 A.M. on October 23, 2024, Beijing time (10 P.M., October 22, 2024, U.S. Eastern time). The proposals submitted for shareholder approval at the AGM have been approved. Specifically, the shareholders have passed the following resolutions:

(1)	to effect a share consolidation of every ten shares with a par value of US$0.0002 each in the Company’s issued and unissued share capital into one share with a par value of US$0.002 (the “Share Consolidation”), so that immediately following the Share Consolidation and the share re-designation, the authorized share capital of the Company shall be US$50,000 divided into 25,000,000 ordinary shares of par value of US$0.002 each, comprising (i) 12,141,093 Class A ordinary shares of par value of US$0.002 each, (ii) 2,858,908 Class B ordinary shares of par value of US$0.002 each, and (iii) 9,999,999 shares of a par value of US$0.002 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the Company’s New M&A (as defined below).

(2)	to amend the Company’s memorandum and articles of association currently in effect by the adoption of a new memorandum and articles of association to reflect the Share Consolidation (after the amendment, the “New M&A”); and

(3)	to approve the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Share Consolidation will be effective from 5 P.M. on October 29, 2024, Eastern time.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K/A

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2024

 Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

EXPLANATORY NOTE

This Form 6-K/A of Nano Labs Ltd (the “Company”) amends the Company’s report on Form 6-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 23, 2024, which contains the Company’s announcement of results of its annual general meeting of shareholders to implement a share consolidation to its ordinary shares (the “Press Release”), in order to amend the effective date of the share consolidation and supplement the market effective date of the share consolidation on November 4, 2024. The change is contained in the updated press release, attached hereto as Exhibit 99.1 and shall replace and supersede the previously furnished Press Release.

The document attached as exhibit 99.1 to this Form 6-K/A is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: October 28, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

CORRECTION: Nano Labs Announces Results of Annual General Meeting of Shareholders

HANGZHOU, China, Oct. 25, 2024 (GLOBE NEWSWIRE) -- In the news release “Nano Labs Announces Results of Extraordinary General Meeting of Shareholders,” issued October 23, 2024 by Nano Labs Ltd over GlobeNewswire, we are advised by the company that the final paragraph should be “The Share Consolidation will be effective from 5 P.M. on November 3, 2024, Eastern time. The expected market effective date of the Share Consolidation is November 4, 2024 (as of the opening of business).” The complete, corrected release follows:

Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced the results of the Company’s Annual General Meeting (“AGM”) held at 10 A.M. on October 23, 2024, Beijing time (10 P.M., October 22, 2024, U.S. Eastern time). The proposals submitted for shareholder approval at the AGM have been approved. Specifically, the shareholders have passed the following resolutions:

(1)	to effect a share consolidation of every ten shares with a par value of US$0.0002 each in the Company’s issued and unissued share capital into one share with a par value of US$0.002 (the “Share Consolidation”), so that immediately following the Share Consolidation and the share re-designation, the authorized share capital of the Company shall be US$50,000 divided into 25,000,000 ordinary shares of par value of US$0.002 each, comprising (i) 12,141,093 Class A ordinary shares of par value of US$0.002 each, (ii) 2,858,908 Class B ordinary shares of par value of US$0.002 each, and (iii) 9,999,999 shares of a par value of US$0.002 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the Company’s New M&A (as defined below).

(2)	to amend the Company’s memorandum and articles of association currently in effect by the adoption of a new memorandum and articles of association to reflect the Share Consolidation (after the amendment, the “New M&A”); and

(3)	to approve the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Share Consolidation will be effective from 5 P.M. on November 3, 2024, Eastern time. The expected market effective date of the Share Consolidation is November 4, 2024 (as of the opening of business).

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For more information, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: November 12, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Starts Accepting Payments in Bitcoin

HANGZHOU, China, November 11, 2024 /Globe Newswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced that the Company has set up a Coinbase account and starts accepting payments in Bitcoin in exchange for its products. This strategic move marks the Company’s commitment to embracing the latest in financial technology and enhancing its global transaction capabilities.

In response to the increasing demand for digital currency transactions in the technology sector, Nano Labs has taken this step to provide clients and partners with greater payment flexibility. As cryptocurrency adoption continues to grow, particularly among businesses seeking efficient and secure cross-border transactions, the Company’s acceptance for payments in Bitcoin highlights its proactive stance in the evolving digital economy.

Nano Labs’ acceptance for payments in Bitcoin aligns with its long-term vision of staying at the forefront of technology advancements and delivering added value to clients worldwide. With this new capability, the Company is positioned to attract a broader range of partners and customers who value progressive financial options.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: November 18, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

3

Exhibit 99.1

Nano Labs Announces Bitcoin as Its Strategic Reserve Asset

HANGZHOU, China, November 18, 2024 /Globe Newswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced its intention to allocate a portion of its excess liquidity to Bitcoin and hold it as a long-term strategic reserve asset.

This initiative underscores Nano Labs’ confidence in Bitcoin as a reliable store of value amidst its rising global adoption. Recent market trends, including significant price appreciation and widespread investor confidence, have further solidified Bitcoin’s position as a resilient financial instrument with enduring growth potential.

The decision reflects Nano Labs’ commitment to staying at the forefront of financial and technological innovation. By incorporating Bitcoin into its asset strategy, the Company seeks to diversify its portfolio, enhance its resilience against market fluctuations, and align with the evolving dynamics of the global economy.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: November 19, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

1

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

2

Exhibit 99.1

Nano Labs Regains Compliance with Nasdaq Minimum Bid Price Requirement

HANGZHOU, China, November 19, 2024 /Globe Newswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced that it received a notification letter (the “Notification Letter on Compliance”) from the Listing Qualifications Department of The Nasdaq Stock Market Inc. (“Nasdaq”) on November 18, 2024, indicating that the Company has regained compliance with the minimum bid price requirement set forth in Rule 5450(a)(1) of the Nasdaq Listing Rules.

As previously announced, on May 23, 2024, the Nasdaq notified the Company of its non-compliance with the Nasdaq’s minimum bid price requirement due to its failure to maintain a minimum bid price of US$1 per share. According to the Notification Letter on Compliance, the staff of Nasdaq has determined that for the last 10 consecutive business days, from November 4 through November 15, 2024, the closing bid price of the Company’s Class A ordinary shares had been at $1.00 per share or greater, and the Company has regained compliance with Rule 5450(a)(1) of the Nasdaq Listing Rules.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K/A

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒    Form 40-F ☐

EXPLANATORY NOTE

This report on Form 6-K/A of Nano Labs Ltd (the “Company”) amends the Company’s reports on Form 6-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 18, 2024 (the “Form 6-K”), solely to incorporate by reference the information contained in the Form 6-K into the Company’s registration statement on Form F-3 (Registration No. 333-273968) filed with the SEC with an effective date of September 1, 2023. The report on the Form 6-K, as amended, shall be a part of the Company’s registration statement on Form F-3 from the date on which the Form 6-K was furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: November 20, 2024

	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

Interim Condensed Balance Sheet as of September 30, 2024

Nano Labs Ltd (the “Company”) sets forth the preliminary unaudited condensed balance sheet as of September 30, 2024, which have been prepared by, and are the responsibility of, the Company’s management. The preliminary financial data are based on the information currently available to us as of the date of this report.

Nano Labs Ltd

Consolidated Balance Sheets

(Unaudited)

	As of Sept 30,	As of Sept 30,
	2024	2024
	RMB	US$*

ASSETS
Current assets:
Cash and cash equivalents	50,322,415	7,181,325
Restricted cash	418,201	59,680
Accounts receivable, net	2,178,747	310,921
Inventories, net	10,191,230	1,454,353
Prepayments	24,155,244	3,447,105
Other current assets	52,524,971	7,495,643
Total current assets	139,790,808	19,949,026
Non-current assets:
Property, plant and equipment, net	197,476,913	28,181,196
Intangible asset, net	46,991,905	6,706,040
Operating lease right-of-use assets	7,028,136	1,002,959
Total non-current assets	251,496,954	35,890,195
TOTAL ASSETS	391,287,762	55,839,222

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debts	20,000,000	2,854,126
Current portion of long-term debts	4,580,000	653,595
Accounts payable	12,481,588	1,781,201
Advance from customers	83,505,919	11,916,819
Operating lease liabilities, current	2,877,067	410,576
Other current liabilities	70,839,217	10,109,201
Total current liabilities	194,283,792	27,725,518
Non-current liabilities:
Long-term debts	169,833,636	24,236,327
Operating lease liabilities, non-current	3,938,711	562,079
Total non-current liabilities	173,772,347	24,798,406
Total liabilities	368,056,139	52,523,923
Shareholders’ equity :
Class A ordinary shares	100,584	14,354
Class B ordinary shares	36,894	5,265
Additional paid-in capital	531,220,288	75,808,472
Accumulated deficit	(519,783,722)	(74,176,402)
Statutory reserves	6,647,109	948,584
Accumulated other comprehensive income	5,010,470	715,026
Total Nano Labs Ltd shareholders’ equity	18,516,603	2,642,436
Noncontrolling interests	4,715,020	672,863
Total shareholders’ equity	23,231,623	3,315,299

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	391,287,762	55,839,222

*	Convenient translation rate is US$1 = RMB7.0074

1

In accordance with Nasdaq Listing Rule 5550(b)(1), the Company is required to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market. Based on the financial statements for the six months ended/as of June 30, 2024, as disclosed by the Company on September 18, 2024, the Company had fallen below this requirement.

During the three months ended September 30, 2024, the Company entered into agreements with Mr. Jianping Kong, its chairman and chief executive officer, and Mr. Qifeng Sun, its vice chairman, along with their respective affiliates (the “Lenders”) on September 20, 2024, to convert the interest-free loans from the Lenders in an aggregated amount of US$8.5 million into certain amount of Class A ordinary shares (the “Conversion”) in lieu of repayment of the Loans. The Conversion has been closed on September 23, 2024. This transaction has strengthened the Company’s financial position and increased its stockholders’ equity. As of the date the Company furnished this report, the Company reasonably believes it is compliant with Nasdaq Capital Market’s minimum stockholders’ equity requirement of $2.5 million as a result of the aforementioned transaction.

The Company acknowledges that Nasdaq will continue to monitor its ongoing compliance with the stockholders’ equity requirement. If at the time of its next periodic report the Company does not evidence compliance with this requirement, it may be subject to delisting from The Nasdaq Capital Market.

This report on Form 6-K is hereby incorporated by reference into the Company’s Registration Statement on Form F-3, as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2023 (Registration No. 333-273968) and a prospectus supplement dated April 11, 2024 thereunder, and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s compliance with the relevant Nasdaq continued listing standards, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s compliance status, actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: November 21, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2024

Commission File Number: 001-41426

Nano Labs Ltd

(Exact name of registrant as specified in its charter)

China Yuangu Hanggang Technology Building

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

EXPLANATORY NOTE

The document attached as exhibit 99.1 to this Form 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form F-3 initially filed with the U.S. Securities and Exchange Commission on August 14, 2023 (Registration No. 333-273968) and shall be a part thereof from the date on which this current report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Labs Ltd

Date: November 22, 2024	By:	/s/ Jianping Kong
	Name:	Jianping Kong
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release

Exhibit 99.1

Nano Labs Launches Second-Generation V Series with 5x Power Efficiency Boost

HANGZHOU, China, November 22, 2024 /PRNewswire/ -- Nano Labs Ltd (Nasdaq: NA) (“we,” the “Company” or “Nano Labs”), a leading fabless integrated circuit design company and product solution provider in China, today announced that it has launched its second-generation V Series products. Powered by the advanced Cuckoo 3.0 chips, such new generation series consisting of V2, V2H and V2X models sets new benchmarks for performance and energy efficiency in the crypto mining industry.

The V2H and V2X models deliver nearly four times the computing power of their first-generation counterparts. With such an improvement in overall power efficiency, the V2 Series solidifies its position as one of the most efficient mining solutions on the market.

Beyond its exceptional performance, the V2 Series boasts upgraded hardware configurations, enhanced heat dissipation systems and greater resistance to high temperatures. These advancements ensure more stable and efficient operation, offering users reliable and cost-effective mining solutions designed for long-term performance.

Continuing a Legacy of Innovation in Digital Mining Solutions

Nano Labs has engaged in crypto mining chip design and solutions since 2022, when it launched the B1L product featuring the Darkbird 1.0 chip for BTC mining. This innovation was followed by the introduction of the first-generation V1 Series, powered by the Cuckoo 2.0 chip for ETH mining. The V1 lineup, which included models such as the V1, V1mini, X1, and V1H, earned widespread acclaim for their competitive advantages and robust reliability within the industry.

Building on this legacy, the launch of the second-generation V Series underscores Nano Labs’ commitment to advancing cutting-edge technologies and addressing the evolving demands of the crypto mining market.

Nano Labs remains dedicated to enhancing its R&D capabilities and exploring new opportunities in the Web3.0 space. With a clear focus on innovation and market expansion, the Company aims to deliver next-generation solutions that redefine industry standards and empower the digital economy.

About Nano Labs Ltd

Nano Labs Ltd is a leading fabless integrated circuit (“IC”) design company and product solution provider in China. Nano Labs is committed to the development of high throughput computing (“HTC”) chips, high performance computing (“HPC”) chips, distributed computing and storage solutions, smart network interface cards (“NICs”) vision computing chips and distributed rendering. Nano Labs has built a comprehensive flow processing unit (“FPU”) architecture which offers solution that integrates the features of both HTC and HPC. Nano Lab’s Cuckoo series are one of the first near-memory HTC chips available in the market*. For more information, please visit the Company’s website at: ir.nano.cn.

*	According to an industry report prepared by Frost & Sullivan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s plan to appeal the Staff’s determination, which can be identified by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For investor inquiries, please contact:

Nano Labs Ltd

ir@nano.cn

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com